                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                ---------------


                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) June 16, 1997
                                                 -------------

                                CD RADIO INC.
                    -------------------------------------
             (Exact Name of Registrant as Specified in Charter)


                                  Delaware
                        -----------------------------
               (State or Other Jurisdiction of Incorporation)



        0-24710                                       52-1700207
------------------------                   ---------------------------------
(Commission File Number)                   (IRS Employer Identification No.)


Sixth Floor, 1001 22nd Street, N.W.
Washington, D.C.                                                      20037
---------------------------------                                  ----------
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code  (202) 296-6192
                                                    --------------


                   --------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)





                               Page 1 of 5 Pages
                            Exhibit Index on Page 4
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ITEM 5.   OTHER EVENTS

         In June 1997, a proposed amendment to the Company's Certificate of Incorporation was duly approved by written consents of the holders of a majority of each of the Company's Common Stock and Preferred Stock. The amendment to the Certificate of Incorporation increased the authorized shares of Common Stock by 150 million shares to an aggregate of 200 million shares and increased the authorized shares of Preferred Stock by 40 million shares to an aggregate of 50 million shares.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits

         Notice to Stockholders regarding Approval of Amendment to the Certificate of Incorporation





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CD RADIO INC.



Date      June 17, 1997                 By /s/ David Margolese
                                           ------------------------------------
                                           David Margolese
                                           Chairman of the Board and
                                           Chief Executive Officer





                               Page 3 of 5 Pages
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                                 Exhibit Index

Exhibit
Number           Exhibit                                                                      Page
------           -------                                                                      ----
99               Notice to Stockholders regarding Approval of Amendment to                      5
                 the Certificate of Incorporation





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